Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces First Quarter Results

Philadelphia, PA, April 20, 2022 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2022.
Management Comments
“We continue to experience increased levels of physical occupancy and traffic as tenants focus on higher quality, well amenitized buildings,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “During the first quarter, we made excellent progress on our 2022 business plan. At the midpoint of our range, we have achieved 84% of our speculative revenue target and, for the quarter, experienced mark-to-market rents increase 20.4% and 12.9% on an accrual and cash basis, respectively. From a development standpoint our 405 Colorado project in Austin, Texas is now over 80% leased and our development projects continue to see increasing tenant activity. Turning to capital markets, we are excited to acquire a 20% interest in Cira Square with two high quality partners and control an 863,000 square foot property in University City. We funded our portion of the acquisition through the sale of a vacant land parcel located in Washington, DC. Our balance sheet and liquidity remain strong during the quarter and we continue to make excellent progress on our life science development initiatives.”
First Quarter 2022 Highlights
Financial Results
•Net income allocated to common shareholders; $5.9 million, or $0.03 per diluted share.
•Funds from Operations (FFO); $60.3 million, or $0.35 per diluted share.
Portfolio Results
•Core Portfolio: 89.4% occupied and 92.4% leased.
•New and renewal leases signed: 428,000 square feet.
•Rental rate mark-to-market: Increased 20.4% on an accrual basis and 12.9% on a cash basis.
•Same store net operating income: 0.8% on an accrual basis and 2.9% on a cash basis.
Transaction Activity
Joint Venture Activity
•On March 17, 2022, we formed a joint venture with two institutional investors for the purpose of acquiring Cira Square for $383.0 million. Cira Square is an 863,000 square foot office property located at 2970 Market Street in Philadelphia, Pennsylvania and is 100% leased to a single tenant through August 2030. Our initial contribution was $28.6 million and we own a 20% common equity interest. At closing, the joint venture secured a $257.7 million mortgage loan. Brandywine will provide management and construction management services to the joint venture.
Disposition Activity
•As previously announced, on January 20, 2022, we completed the sale two adjacent land parcels known as Gateway G & H in Richmond, Virginia for a gross sales price of $1.6 million. We received net cash proceeds of $1.4 million and recorded a gain on sale of $0.9 million during the first quarter of 2022.
•On April 14, 2022, we completed the sale of a land parcel located at 25 M Street in Washington, DC for a gross sales price of $29.7 million. We received net cash proceeds of $28.6 million and recorded a gain on sale of $3.4 million during the second quarter of 2022.
Finance Activity
•We had $156.0 million outstanding on our $600.0 million unsecured revolving credit facility as of March 31, 2022.
•We had $39.3 million of cash and cash equivalents on-hand as of March 31, 2022.
Results for the Three Months Ended March 31, 2022
Net income allocated to common shares totaled $5.9 million, or $0.03 per diluted share, in the first quarter of 2022 compared to a net income allocated to common shares of $6.8 million, or $0.04 per diluted share in the first quarter of 2021.
FFO available to common shares and units in the first quarter of 2022 totaled $60.3 million, or $0.35 per diluted share, versus $60.2 million or $0.35 per diluted share in the first quarter of 2021. Our first quarter 2022 payout ratio ($0.19 common share distribution / $0.35 FFO per diluted share) was 54.3%.
Operating and Leasing Activity
In the first quarter of 2022, our Net Operating Income (NOI) excluding termination revenues and other income items increased 0.8% on an accrual basis and 2.9% on a cash basis for our 76 same store properties, which were 89.3% and 90.3% occupied on March 31, 2022 and March 31, 2021, respectively.
We leased approximately 428,000 square feet and commenced occupancy on 494,000 square feet during the first quarter of 2022. The first quarter occupancy activity includes 382,000 square feet of renewals, 77,000 square feet of new leases and 35,000 square feet of tenant expansions. We executed on an additional 389,000 square feet of new leases scheduled to commence subsequent to March 31, 2022. We achieved a 56% tenant retention ratio in our core portfolio with negative absorption of (252,000) square feet during the first quarter of 2022, however, we have relet 144,000 square feet, or 57%, of the negative absorption at an 11% cash mark-to-market with occupancies to occur later this year. First quarter rental rate growth increased 20.4% as our renewal rental rates increased 21.3% and our new lease/expansion rental rates increased 7.3%, all on an accrual basis.
At March 31, 2022, our core portfolio of 77 properties comprising 13.0 million square feet was 89.4% occupied and, as of April 19, 2022, we are now 92.4% leased (reflecting new leases commencing after March 31, 2022).

Distributions
On February 23, 2022, our Board of Trustees declared a quarterly cash dividend of $0.19 per common share and OP Unit that was paid on April 20, 2022 to holders of record on April 6, 2022.
2022 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are maintaining our 2022 earnings per share guidance of $0.17 - $0.25 per diluted share and maintaining our 2022 FFO guidance of $1.37 - $1.45 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2022 FFO and earnings per diluted share:

Guidance for 2022		Range

Earnings per diluted share allocated to common shareholders	$0.17	to	$0.25
Plus: real estate depreciation, amortization	1.20		1.20

FFO per diluted share	$1.37	to	$1.45

Our 2022 FFO key assumptions include:
•Speculative Revenue Target: $34.0 - $36.0 million, as of April 19, 2022, $29.4 million achieved from a leasing plan of 2.0 million square feet, 1.4 million square feet achieved;
•Year-end Core Occupancy Range: 91-93%;
•Year-end Core Leased Range: 92-94%;
•Tenant Retention Rate Range: 58-60%;
•Rental Rate Growth (accrual): 16-18%;
•Rental Rate Growth (cash): 8-10%;
•Same Store (accrual) NOI Range: 0-2%;
•Same Store (cash) NOI Range: 0-2%:
–Timing of occupancy and free rent on 200,000 square feet in Philadelphia CBD would equate to an increase in our range by approximately 3.0%;
•Property Acquisition Activity: None;
•Property Sales Activity: None;
•Joint Venture Activity: Acquired a 20% common equity interest in 2970 Market Street, Philadelphia, PA;
•Development Starts: Three starts;
•Financing Activity: Refinance our $600 million unsecured line of credit and our $250 million term loan;
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 174.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 168 properties and 23.1 million square feet as of March 31, 2022 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast
We will hold our first quarter conference call on Thursday, April 21, 2022 at 9:00 a.m. Eastern. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 5163677. Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, May 6, 2022, by calling 1-855-859-2056 and entering access code 5163677. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com
Looking Ahead – Second Quarter 2022 Conference Call
We expect to release our second quarter 2022 earnings on Monday, July 25, 2022, after the market close and will host our second quarter 2022 conference call on Tuesday, July 26, 2022 at 9:00 a.m. Eastern. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2022 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt refinancing; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2021. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2022	December 31, 2021
ASSETS
Real estate investments:
Operating properties	$3,517,995	$3,472,602
Accumulated depreciation	(980,860)	(957,450)
Right of use asset - operating leases, net	20,150	20,313
Operating real estate investments, net	2,557,285	2,535,465
Construction-in-progress	283,323	277,237
Land held for development	94,411	114,604
Prepaid leasehold interests in land held for development, net	27,762	27,762
Total real estate investments, net	2,962,781	2,955,068
Assets held for sale, net	25,205	562
Cash and cash equivalents	39,306	27,463
Accounts receivable	14,214	11,875
Accrued rent receivable, net of allowance of $4,081 and $4,133 as of March 31, 2022 and December 31, 2021, respectively	170,275	167,210
Investment in unconsolidated real estate ventures	461,389	435,506
Deferred costs, net	87,652	86,862
Intangible assets, net	25,580	28,556
Other assets	148,493	133,094
Total assets	$3,934,895	$3,846,196
LIABILITIES AND BENEFICIARIES' EQUITY
Unsecured credit facility	$156,000	$23,000
Unsecured term loan, net	249,738	249,608
Unsecured senior notes, net	1,580,845	1,580,978
Accounts payable and accrued expenses	130,073	150,151
Distributions payable	32,814	32,765
Deferred income, gains and rent	24,758	23,849
Intangible liabilities, net	12,085	12,981
Lease liability - operating leases	23,014	22,962
Other liabilities	49,705	48,683
Total liabilities	$2,259,032	$2,144,977
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 171,383,912 and 171,126,257 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1,714	1,712
Additional paid-in-capital	3,147,231	3,146,786
Deferred compensation payable in common shares	19,386	18,491
Common shares in grantor trust, 1,185,541 and 1,169,703 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	(19,386)	(18,491)
Cumulative earnings	1,128,465	1,122,372
Accumulated other comprehensive income (loss)	1,920	(2,020)
Cumulative distributions	(2,611,294)	(2,578,583)
Total Brandywine Realty Trust's equity	1,668,036	1,690,267
Noncontrolling interests	7,827	10,952
Total beneficiaries' equity	$1,675,863	$1,701,219
Total liabilities and beneficiaries' equity	$3,934,895	$3,846,196

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue
Rents	$115,901	$113,484
Third party management fees, labor reimbursement and leasing	5,108	6,651
Other	6,496	634
Total revenue	127,505	120,769
Operating expenses
Property operating expenses	31,548	28,935
Real estate taxes	13,813	14,761
Third party management expenses	2,557	2,978
Depreciation and amortization	43,782	40,343
General and administrative expenses	10,000	6,584
Total operating expenses	101,700	93,601
Gain on sale of real estate
Net gain on disposition of real estate	—	74
Net gain on sale of undepreciated real estate	897	1,993
Total gain on sale of real estate	897	2,067
Operating income	26,702	29,235
Other income (expense):
Interest and investment income	440	1,674
Interest expense	(15,742)	(16,293)
Interest expense - amortization of deferred financing costs	(709)	(709)
Equity in loss of unconsolidated real estate ventures	(4,563)	(6,924)
Net income before income taxes	6,128	6,983
Income tax provision	(27)	(19)
Net income	6,101	6,964
Net income attributable to noncontrolling interests	(8)	(43)
Net income attributable to Brandywine Realty Trust	6,093	6,921
Nonforfeitable dividends allocated to unvested restricted shareholders	(148)	(146)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$5,945	$6,775
PER SHARE DATA
Basic income per Common Share	$0.03	$0.04
Basic weighted average shares outstanding	171,294,949	170,624,741
Diluted income per Common Share	$0.03	$0.04
Diluted weighted average shares outstanding	172,888,994	171,636,120

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$5,945	$6,775
Add (deduct):
Net income attributable to noncontrolling interests - LP units	10	44
Nonforfeitable dividends allocated to unvested restricted shareholders	148	146
Net gain on disposition of real estate	—	(74)
Depreciation and amortization:
Real property	36,162	31,534
Leasing costs including acquired intangibles	6,994	8,280
Company’s share of unconsolidated real estate ventures	11,295	13,731
Partners’ share of consolidated real estate ventures	(5)	(5)
Funds from operations	$60,549	$60,431
Funds from operations allocable to unvested restricted shareholders	(238)	(213)
Funds from operations available to common share and unit holders (FFO)	$60,311	$60,218
FFO per share - fully diluted	$0.35	$0.35
Weighted-average shares/units outstanding - fully diluted	173,521,633	172,617,754
Distributions paid per common share	$0.19	$0.19
FFO payout ratio (distributions paid per common share/FFO per diluted share)	54.3%	54.3%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 1st QUARTER
(unaudited and in thousands)

Of the 81 properties owned by the Company as of March 31, 2022, a total of 76 properties ("Same Store Properties") containing an aggregate of 12.9 million net rentable square feet were owned for the entire three months ended March 31, 2022 and 2021. As of March 31, 2022, one property was recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 89.9% and 90.4% during the three-month periods ended March 31, 2022 and 2021, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2022	2021
Revenue
Rents	$110,846	$110,989
Other	304	213
Total revenue	111,150	111,202
Operating expenses
Property operating expenses	28,896	28,084
Real estate taxes	13,164	13,102
Net operating income	$69,090	$70,016
Net operating income - percentage change over prior year	(1.3)%
Net operating income, excluding other items	$68,328	$67,770
Net operating income, excluding other items - percentage change over prior year	0.8%
Net operating income	$69,090	$70,016
Straight line rents & other	(2,831)	(4,179)
Above/below market rent amortization	(875)	(1,351)
Amortization of tenant inducements	188	193
Non-cash ground rent expense	204	208
Cash - Net operating income	$65,776	$64,887
Cash - Net operating income - percentage change over prior year	1.4%
Cash - Net operating income, excluding other items	$64,325	$62,502
Cash - Net operating income, excluding other items - percentage change over prior year	2.9%
	Three Months Ended March 31,
	2022	2021
Net income:	$6,101	$6,964
Add/(deduct):
Interest income	(440)	(1,674)
Interest expense	15,742	16,293
Interest expense - amortization of deferred financing costs	709	709
Equity in loss of unconsolidated real estate ventures	4,563	6,924
Net gain on disposition of real estate	—	(74)
Net gain on sale of undepreciated real estate	(897)	(1,993)
Depreciation and amortization	43,782	40,343
General & administrative expenses	10,000	6,584
Income tax provision	27	19
Consolidated net operating income	79,587	74,095
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(10,497)	(4,079)
Same store net operating income	$69,090	$70,016